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February 1, 1997


Don Johnson
______________________
______________________


Dear Don:

     The following are the terms of your employment by River North Studios, Inc. ("Intersound"), a Delaware corporation and wholly-owned subsidiary of Platinum Entertainment, Inc. ("Platinum") as President of Intersound and as a consultant to Intersound.

     1. (a) Your employment as President of Intersound shall be for a term of two (2) years, commencing February 1, 1997 (the "Employment Term"). You shall exercise all of the executive and administrative responsibilities of President, subject to the by-laws of Intersound and the supervision of the Chief Executive Officer and the Board of Directors of Platinum Entertainment, Inc. You also agree to perform such other duties and services as may be entrusted to you by the Chief Executive Officer and the Board of Directors that are consistent with your position and title and shall report to the Chief Executive Officer of Platinum. You agree to discharge your responsibilities diligently, in good faith, and to the best of your abilities and to at all times give Intersound and Platinum full information and truthful explanation of all matters relative to your employment responsibilities. You shall devote all of your time during ordinary business hours to the interests and business of Intersound and shall not, except as otherwise agreed to by the Board of Directors, work with or receive any compensation or consideration from any other party for services performed or to be performed by you.

         (b) Your annual base salary during the Employment Term shall be $250,000.00, less withholding, which will be paid in accordance with Intersound's regular payroll policies. In addition, during the Employment Term, you and your family will be entitled to participate in Intersound's regular health and dental insurance plan under Intersound's policies with respect to such plans. During each annual period of the Employment Term you shall be entitled to five (5) weeks of vacation, and five (5) personal leave days. You shall also be eligible to participate in the 401(K), life insurance, and all other benefit plans of Intersound under Intersound's policies with respect to such plans for its employees. You shall also be reimbursed for reasonable expenses incurred by you for promoting the business of Intersound and in performance of your duties hereunder in accordance with Intersound's expense policies. You will be issued a company credit card and long distance telephone charge card.

          (c) In further consideration of your services hereunder, Platinum agrees to grant to you an option (the

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"Purchase Option") to purchase an aggregate of Twenty Thousand (20,000) shares of Platinum's common stock at a purchase price established pursuant to the 1995 Employee Incentive Compensation Plan, as amended in 1996, at the next grant date as approved by the Board of Directors of shareholders of Platinum (the "Grant Date"). The Purchase Option shall be exercisable with respect to a portion of the shares subject to the Purchase Option over the course of the option period as follows: up to and including one-third (1/3) of the shares subject to the Purchase Option shall be exercisable on and after the first anniversary of the Grant Date; up to and including two thirds (2/3) of the shares subject to the Purchase Option shall be exercisable on and after the second anniversary of the Grant Date; and up to and including one hundred percent (100%) of the shares subject to the Purchase Option shall be exercisable on and after the third anniversary of the Grant Date. The Purchase Option shall be subject to the provisions of a separate stock option agreement, in the form of other Platinum employee stock options, to be entered between Platinum and you, as well as the terms of Platinum's Stock Option Plan existing as of the Grant Date. As provided in the Stock Option Plan, your Purchase Option shall fully vest upon your retirement as President in 1999.

          (d) In further consideration of your services hereunder, Platinum agrees to pay to you a bonus at the time of the exercise, if any, of the Purchase Option (the "Option Bonus"). The amount of the Option Bonus shall be equal to the product of multiplying fifty percent (50%) of the number of shares purchased by exercise of the Purchase Option by the difference between the closing share price of Platinum's common stock as of the date of the public announcement of the acquisition by a subsidiary of Platinum of substantially all of the assets of Intersound, Inc., a Minnesota corporation, and the share price of such stock as of the date of exercise of the Purchase Option, provided that in no event shall the top price for purposes of computing the Option Bonus exceed the share price as of the Grant Date.

          (e) In the event Platinum makes an additional acquisition of a company that is of substantially the same size and type as Intersound, Inc., a Minnesota corporation, and consolidates such acquisition with Intersound such that the responsibilities described hereunder are expanded to include responsibility for the combined companies, the parties agree to negotiate in good faith an increase in the salary provided herein that is fair and reasonable under all the circumstances.

     2. (a) Commencing February 1, 1999, you shall be engaged by Intersound to serve as a consultant concerning the operation of the business of Intersound and Platinum for a period of three (3) years (the "Consulting Term"). In consideration for the services to be rendered by you during the Consulting Term and your covenants contained herein, Intersound shall pay to you the sum of One Hundred Thousand Dollars ($100,000.00) per year in equal monthly installments on the last day of each month. You shall

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perform such advisory and consultative duties as shall be specifically and reasonably requested of you from time to time by Intersound, and you shall make yourself available to perform up to fifteen (15) hours of consulting services per month, pursuant to a schedule mutually agreed upon from time to time. You shall use your best efforts in performing your consulting services, and shall perform in a competent, workmanlike manner, adhering in all respects to the standards in the industry and your profession. You shall perform your services from such location as you may determine during regular business hours, provided, however, that you shall be required to make trips at Intersound's expense to Intersound's and Platinum's facilities as reasonably requested from time to time.

        (b) Your services during the Consulting Term shall be rendered as an independent contractor. To the extent only that payments due for your consulting services are not pre-paid, you shall be responsible for, and shall hold Intersound and Platinum harmless from and against, any and all obligations and liabilities relating to so-called employer deduction and withholding obligations relating to payments to employees such as income tax withholdings, FICA and FUTA payments and other similar obligations. Notwithstanding the foregoing, if Intersound reasonably concludes that it is required by law to make any payments, deductions or withholdings of the kind described in the preceding sentence, Intersound may do so.

          (c) You agree that all the results of your consulting services during the Consulting Term shall be the property of Intersound free from all claims whatsoever by you or any person deriving any rights or interests from you. To the extent that any such results constitute copyrightable or similar subject matter, you shall be deemed an employee for hire and the results shall be deemed a "work made for hire", with Intersound being the owner and author thereof. At Intersound's request, you will promptly and without additional compensation execute any instruments that Intersound deems necessary or desirable in order to effectuate the foregoing or to protect or register Intersound's interests in such results, and you hereby irrevocably designate and appoint Intersound and its duly authorized officers and agents as your agents and attorneys-in-fact to, if Intersound is unable for any reason to secure your signature to any lawful and necessary document required or appropriate to protect or register Intersound's interests, execute and file any such document and do all other lawfully permitted acts. This designation and appointment constitutes an irrevocable power of attorney coupled with an interest. You warrant and represent that no material, idea, title, or other property furnished or selected by you during the Consulting Term for adoption by Intersound or Platinum will violate or infringe upon any common law or statutory right of any third party, and you hereby indemnify and agree to hold Intersound and Platinum harmless from any and all loss, damage, or expense arising out of or connected with any claim by a third party that is inconsistent with said warranty and representation.

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     3.  Unless otherwise mutually extended, this agreement shall terminate on
February 1, 2002, or the first to occur of the following:

          (a)  Your death.

          (b) Your absence or inability to render the services required hereunder by reason of a state of physical or mental incapacity for more than a period of two (2) consecutive months and upon thirty (30) days prior written notice by Intersound to you of an intent to terminate because of such absence or inability.

          (c) Your malfeasance or misperformance of your obligations under this agreement, or your dishonest, fraudulent or criminal act.

     4. (a) You agree that, during the term of this agreement (including both the Employment Term and the Consulting Term), and at all times after the term of this agreement, you will maintain the confidentiality of all Confidential Information regarding Intersound and Platinum, and their respective subsidiaries, affiliates, successors, and assigns (hereinafter collectively the "Protected Entities") that you have, or will have received or have access to as an employee, officer, director, or consultant, and that you will not make any disclosure thereof to anyone else except as to matters that have been the subject of public announcement or disclosure, is generally available to the public from sources not subject to confidentiality agreements with Intersound or Platinum, or except as required by law. "Confidential Information" shall mean any information relating to the business or affairs of the Protected Entities, including but not limited to information relating to plans, developments, financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins, inventions, improvements, copyrightable work, or other proprietary information used by the Protected Entities in connection with their respective businesses. You also acknowledge that you will occupy a position of trust and confidence with the Protected Entities during the Consulting Term and will become familiar with the Protected Entities's business and their trade secrets and other Confidential Information. You agree and acknowledge that in order to assure that Intersound will retain its value and that of its business as a going concern, it is necessary that you undertake not to utilize any such Confidential Information to compete with Intersound. You further agree that:

               (i)  the agreements and covenants contained in Paragraph 4 (a),
(b) and (c) are essential to protect the Protected Entities and the goodwill of the Protected Entities's business and are a condition precedent to Platinum's willingness to consummate the purchase of Intersound, Inc., a Minnesota

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corporation;


               (ii) the Protected Entities would be irreparably damaged if you were to provide services to any person or entity in violation of the provisions of this agreement; and

               (iii) adherence to the covenants contained in this Paragraph 4(a), (b), and (c) will not hinder your ability to support yourself and your dependents.

          (b) You agree that, in order to assure that the Protected Entities's Confidential Information is kept secret and confidential, you agree that for so long as you are engaged hereunder (whether as employee or consultant) (the "Restriction Period") you will not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in, or participate in any manner in, as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than a Protected Entity) that engages in or owns, invests in, operates, manages or controls, any venture or enterprise that engages in the production, manufacture, distribution, or sale of phonorecords or audiovisual devices in the Territory. For purposes hereof, the term "Territory" shall mean the United States, Canada, Mexico, Puerto Rico, the Caribbean Islands, the Bahamian Islands, and Bermuda, including any territories and possessions of any of the foregoing. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent you from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if you are not involved in the business of said corporation and if you and your affiliates, collectively, do not own more than an aggregate of five percent (5%) of the stock of such corporation. You specifically acknowledge that Platinum and Intersound have conducted their business throughout those areas comprising the Territory and Platinum intends to expand its business throughout the Territory, and that to limit the foregoing restrictions to a smaller geographical territory would not fully protect Intersound's and Platinum's legitimate business interests. Notwithstanding the foregoing, should your engagement hereunder be terminated pursuant to the provisions of Paragraph 3(b) or 3(c) or of this Paragraph 4, the Restriction Period will be extended for an additional two (2) years (i.e., terminating two
(2) years after this agreement terminates).

          (c) You hereby agree that during the Restriction Period, you will not (except on behalf of Intersound or Platinum), directly or indirectly, solicit any person, firm, corporation, or other entity which was or is a customer of or supplier to a Protected Entity during the three-year period preceding the date of such solicitation ("Customer Period"), or from any successor in interest to such person, firm, corporation or other entity, for

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the purpose of the sale or purchase of any products offered for sale by a
Protected Entity during the Customer Period.

          (d) If any court of competent jurisdiction shall at any time deem the scope of the above restrictions too extensive, the Restriction Period too lengthy or the Territory too extensive, the other provisions of this Paragraph 4 shall nevertheless stand, the scope of the restrictions shall be the broadest permissible by law under the circumstances, the restrictive time period herein shall be deemed to be the longest period permissible by law under the circumstances, and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the scope, time period and/or Territory to permissible scope, duration or size.

          (e) Each of the covenants of this Paragraph 4 will be construed as independent of any other covenant or provision in Paragraph 4 or in any other part of this agreement.

          (f) You acknowledge and agree that the covenants set forth in this Paragraph 4 (collectively the "Restrictive Covenants") are reasonable and necessary for the protection of the Protected Entities's business interests, that irreparable injury will result to the Protected Entities if you breach any of the terms of said Restrictive Covenants, and that in the event of your actual or threatened breach of any such Restrictive Covenants, the Protected Entities will have no adequate remedy at law. You accordingly agree that in the event of any actual or threatened breach by you of any of the Restrictive Covenants, Intersound shall be entitled to seek immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing herein shall be construed as prohibiting any Protected Entity from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

     5. This agreement (a) represents the entire agreement between you and Intersound; (b) is not to be amended, supplemented, varied or discharged except by an instrument in writing; (c) may be executed in counterparts, each of which shall be deemed an original; and (d) shall be interpreted in accordance with and in all respects governed by the laws of the State of Illinois. If any provision of this agreement is declared void, or otherwise unenforceable, such provision shall be deemed to have been severed from this agreement, which shall otherwise remain in full force and effect.

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     If the foregoing correctly states our agreement, please so confirm by signing below where indicated.

                                        River North Studios, Inc.


                                        By:/s/ Steve Devick
                                           --------------------------------

Accepted and Agreed:

/s/ Don Johnson
-------------------------
Don Johnson